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                                                                     Exhibit 4.1

                          DAYTON GENERAL SYSTEMS, INC.

         INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                                    WARRANT
                  TO PURCHASE       SHARES OF COMMON STOCK
                             -------
                              VOID AFTER 3:00 P.M.
                   CINCINNATI TIME, ON                 , 2003
                                       ----------------
WA-

                                                               CUSIP 239751 11 8

                    THIS CERTIFIES THAT, FOR VALUE RECEIVED

the registered holder hereof (the "Holder") is entitled to purchase from DAYTON GENERAL SYSTEMS, INC., a Pennsylvania corporation (the "Company"), at any time before 3:00 p.m., Cincinnati time, on ___________________, 2003, the number of shares of Common Stock, no par value (the "Common Stock"), of the Company set forth above (the "Shares") at the purchase price of $6.50 per share (the "Warrant Price"). The number of Shares purchasable upon exercise of this Warrant and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.


         This Warrant may be exercised in whole or in part by its presentation with the Purchase Form on the reverse side duly executed (and signature guaranteed) and payment of the Warrant Price for each Share purchased at the principal office in Cincinnati, Ohio, of The Fifth Third Bank (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by bank cashier's check, money order or certified check made payable to the Company.


         This Warrant is part of a duly authorized issue of Common Stock Purchase Warrants of the Company, is issued under and in accordance with a Warrant Agreement dated as of _________________, 1997, between the Company and the Warrant Agent and is subject to the provisions contained in such Warrant Agreement, all of which are incorporated by reference herein and to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement is available at the executive offices of the Company.

         Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised. This Warrant also may be exchanged at the office of the Warrant Agent by its surrender, properly endorsed (with signature guarantee), for one or more new Warrants to purchase the same aggregate number of Shares as are evidenced by this Warrant. No fractional Shares will be issued upon the exercise of rights to purchase hereunder. This Warrant is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

         The registered Holder hereof may be deemed by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to enforce the rights represented hereby, any notice to the contrary notwithstanding.

         This Warrant does not entitle the Holder hereof to any rights of a shareholder of the Company.

         This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

                                        DAYTON GENERAL SYSTEMS, INC.

                                        By:
                                           -------------------------------------
                                           SECRETARY

                                        By:
                                           -------------------------------------
                                           PRESIDENT

COUNTERSIGNED:

THE FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO  45263

By:
   ------------------------------
     AUTHORIZED SIGNATURE


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                          DAYTON GENERAL SYSTEMS, INC.

                                 PURCHASE FORM

                                Mailing Address:

                            c/o The Fifth Third Bank
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant, and to purchase hereunder, _____ shares of Common Stock provided for herein, and requests that certificates for such Shares be issued in the name of:


   --------------------------------------------------------------------------
         (Please Print or Type Name, Address and Social Security Number)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Name of Holder or Assignee:
                           ----------------------------------------------------
                                      (Please Print)

Address:
        -----------------------------------------------------------------------

Dated:                           Signature:
      --------------------------           ----------------------------

Note: The above signature must correspond with the name as it appears upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

Signature Guaranteed:-----------------------------------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Bank, Stockbroker, Savings and Loan Association or Credit Union) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------- the within Warrant, hereby irrevocably (Please Print or Type Name, Address and Social Security Number)

constituting and appointing ---------------------------- Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
      ---------------------- --------------------------------------------------
                                      Signature of Registered Holder

    Note: The signature of this assignment must correspond with the name as it appears upon the face of this Warrant in every particular, without alteration, impairment or any change whatever.

Signature Guaranteed:
                     ----------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Bank, Stockbroker, Savings and Loan Association or Credit Union) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

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